                           SECOND AMENDMENT TO LEASE


               THIS SECOND AMENDMENT TO LEASE is made as of the 8th day of September, 1997, by and between:

                     WARREN III-TECH CENTER, L.P.
                     having an address
                     c/o Berger and Bornstein
                     237 South Street Morristown, New Jersey 07962, (hereinafter referred to as "Landlord") and

                     ANADIGICS, INC.
                     a corporation of the State of Delaware having an address at 35 Technology Drive Warren, New Jersey 07059
                     (hereinafter referred to as "Tenant")


                               W I T N E S S E T H:
                               --------------------

         WHEREAS, Landlord's predecessor in interest and Tenant entered into a Lease dated as of the 26th day of April, 1996, as amended on November 20, 1996 (hereinafter collectively referred to as "Lease"); and

         WHEREAS, Landlord and Tenant have agreed that the terms of the aforementioned Lease should be applied to the entire Building (as hereafter defined) and to certain other modifications to the aforesaid Lease.

         NOW, THEREFORE, Landlord and Tenant agree as follows:

         1. Demised Premises. The term "Demised Premises" shall be expanded to include the entire building known as 141 Mt. Bethel Road, Township of Warren, Somerset County, New Jersey. Said building, together with the land on which it is situated, is hereinafter referred to as the "Building" or "Property". The Demised Premises, including the Additional Premises, contains approximately 167,113 square feet of space. The "Additional Premises" shall mean the premises not presently leased under the Lease. The "Original Premises" shall mean the premises presently leased under the Lease. The Additional Premises shall be divided into two parts as shown on Exhibit A Annexed hereto and shall be referred to as Part A Premises and Part B Premises.

         2. Commencement Date.

         a. The "Commencement Date" for the Part A Premises ("Part A Commencement Date") shall be the later of January 1, 1998 or the date upon which Landlord shall substantially complete the improvements for the Part A Premises set forth on Exhibit B annexed hereto (hereinafter "Landlord's Part A Work"). The termination date shall be December 31, 2016, plus all renewal option periods under the original lease. Landlord's Part A Work shall be deemed substantially complete upon the date that Landlord's Part A Work is complete to the extent that any incomplete Landlord's Part A Work does not interfere with Tenant's ability to obtain a Certificate of Occupancy for the Part A Premises nor unreasonably interfere with Tenant's reasonable use of the Part A Premises. It is agreed that not completing the parking areas obtained by Landlord as part of the "Land Swap," hereinafter defined, or the top coating of any parking areas and landscaping work shall not unreasonably interfere with Tenant's reasonable use of the premises and such work can be postponed to September 1, 1998. Any remaining work shall be deemed "punch list" items. Tenant shall provide Landlord with a list of such items no later than thirty (30) days from the Part A Commencement Date (except for items not required to be completed by said Commencement Date, in which event Tenant shall have thirty (30) days from the date of completion of said items) and Landlord shall complete any such work which shall be Landlord's Part A Work within thirty (30) days of the receipt of said list, weather permitting. At the request of either Landlord or Tenant, the parties shall enter into a Part A Commencement Date Agreement setting forth the Part A Commencement Date. Notwithstanding that the Part A Commencement Date shall not have occurred, Tenant shall have the right from and after the date of this Agreement to access the Part A Premises to do any work that Tenant shall wish to do, so long as Tenant does not unreasonably interfere with Landlord's Part A Work and so long as Tenant's Work does not cause any labor disputes. In the event the Part A Commencement Date shall not occur by January 1, 1998, Tenant may terminate this Lease as to the Part A Premises on written notice to Landlord (hereinafter "Notice to Terminate"). The Notice to Terminate shall be delivered to Landlord on or before January 10, 1998, time being of the essence. Tenant's failure to deliver the Notice to Terminate on or before said date shall be deemed a waiver by Tenant of its right to elect to terminate this Lease as to the Part A Premises pursuant to this subparagraph.

         b. The Commencement Date for the Part B Premises shall be the later of January 1, 1998 or the date upon which Landlord shall substantially complete the improvements for the Part B Premises set forth on Exhibit C annexed hereto, (hereinafter "Landlord's Part B Work"). The termination date shall be December 31, 2016, plus all renewal periods under the original lease. Landlord's Part B Work shall be deemed substantially complete upon the date that Landlord's Part B Work is complete to the extent that any incomplete Landlord's Part B Work does not interfere with Tenant's ability to obtain a Certificate of Occupancy for the Part B Premises nor unreasonably interfere with Tenant's reasonable use of the Part B premises. It is agreed that not completing the parking areas obtained by Landlord as part of the "Land Swap" hereinafter defined or the top coating of any parking areas and landscaping work shall not unreasonably interfere with Tenant's reasonable use of the premises and such work can be postponed to September 1, 1998. Any remaining work shall be deemed "punch list" items. Tenant shall provide Landlord with a list of such items no later than thirty (30) days from the Part B Commencement Date (except for items not required to be completed by said Commencement Date, in which event Tenant shall have thirty (30) days from the date of completion of said items). Landlord shall complete any such work which shall be Landlord' Part B Work within thirty (30) days of the receipt of said list weather permitting. At the request of either Landlord or Tenant, the parties shall enter into a Part B Commencement Date Agreement setting forth the Part B Commencement Date. Notwithstanding that the Part B Commencement Date shall not have occurred, Tenant shall have the right, from and after the date of this Agreement, to access the Part B Premises to do any work that Tenant shall wish to do, so long as Tenant does not unreasonably interfere with Landlord's Part B Work and so long as Tenant's Work does not cause any labor disputes. In the event the Part B Commencement Date shall not occur by June 30, 1998, Tenant may terminate this Lease as to the Part B Premises on written notice to Landlord (hereinafter "Notice to Terminate"). The Notice to Terminate shall be delivered to Landlord on or before July 10, 1998, time being of the Essence. Tenant's failure to deliver the Notice to Terminate on or before said date shall be deemed a waiver by Tenant of its right to elect to terminate this Lease as to the Part B Premises pursuant to this subparagraph. In the event that Tenant does not terminate as is provided for above and in the event that the Part B Commencement Date shall not have occurred, Tenant may elect no sooner than July 11, 1998, and no later than July 21, 1998, time being of the essence, to notify Landlord in writing of any work required to be performed by Landlord which is not completed. Landlord shall have twenty (20) business days to complete said work. If Landlord shall not complete said work within such time, Tenant shall have the right, by written notice to Landlord given within five (5) business days of the expiration of said twenty (20) business day period, time being of the essence, to instruct Landlord not to do such work and upon the timely receipt of such notice, Landlord shall no longer be obligated to do such work, and Tenant shall thereafter be obligated to do such work. Tenant's failure to so timely notify Landlord shall be deemed a waiver of Tenant's right to so elect. Tenant shall be entitled to deduct the reasonable cost of doing such work from the next rent due Landlord.

         3. Rent and Option.

         a. Tenant's obligation to pay fixed annual rent for the Part A Premises shall commence on the "Part A Commencement Date". Tenant's obligation to pay fixed annual rent for the Part B Premises shall commence on the "Part B Commencement Date." In no event shall the rent for any portion of the Additional Premises commence prior to January 1, 1998.

         In consideration of the leasing of the Demised Premises including the Part A Premises and/or the Part B Premises, Tenant hereby covenants and agrees to pay Landlord during the Initial Term of this Lease a fixed annual rental pursuant to the following schedule:

                           Including Part A Premises

                                                 Fixed                Monthly
       Lease Year                            Annual Rental         Installment
       ----------                            -------------         -----------
       Commencement Date
              through
       December 31, 1997                      $ 600,000.00         $ 50,000.00

       January 1, 1998
              through
       August 31, 1998                          967,291.50           80,607.63

       September 1, 1998
              through
       June 30, 1999                            984,841.50           82,034.58

                                                 Fixed               Monthly
       Lease Year                            Annual Rental         Installment
       ----------                            -------------         -----------
       July 1, 1999
              through
       September 30, 1999                     1,115,841.50           92,986.79

       October 1, 1999
              through
       December 31, 2001                      1,124,616.50           93,718.04

       January 1, 2002
              through
       March 31, 2002                         1,255,616.50          104,634.70

       April 1, 2002
              through
       June 30, 2004                          1,273,166.50          106,097.20

       July 1, 2004
              through
       September 30, 2004                     1,404,166.50          117,013.87

        April 1, 2002
              through
        June 30, 2004                      1,493,779.70             124,481.64

        July 1, 2004
              through
        September 30, 2004                 1,642,329.70             136,860.80

        October 1, 2004
              through
        December 31, 2006                  1,678,442.70             139,870.22

        January 1, 2007
              through
        March 31, 2007                     1,940,442.70             161,703.55

        April 1, 2007
              through
        June 30, 2009                      1,982,695.00             165,224.58

        July 1, 2009
              through
        September 30, 2009                 2,113,695.00             176,141.25

        October 1, 2009
              through
        December 31, 2011                  2,161,724.80             180,143.73

        January 1, 2012
              through
        March 31, 2012                     2,292,725.25             191,060.47

                                              Fixed                   Monthly
       Lease Year                         Annual Rental             Installment
       ----------                         -------------             -----------
        April 1, 2012
              through
        June 30, 2014                      2,328,838.20             194,069.85

        July 1, 2014
              through
        September 30, 2014                 2,459,838.20             204,986.51

        October 1, 2014
              through
        December 31, 2016                  2,495,951.20             207,995.93


         4. Proportionate Share.

         Paragraph 4 of the Lease will be amended to provide that the number "173,000 will be changed to 167,113. The number "57.80%" will be changed to 59.83%, and the number "76%" will be changed to 78.39%.

         For the period from the Part A Commencement Date to the Part B Commencement Date, the Tenant's Proportionate Share shall be 88.8% percent and for the period from the Part B Commencement Date the Tenant's Proportionate Share shall be 100%.

         5. Estimated Costs.

         a. At such time as the Part A Premises shall be included in the Demised Premises, the initial monthly additional rent charges for Tenant's Proportionate Share of Real Estate Taxes, water and sewer charges, Common Area Charges and insurance costs (hereinafter together referred to as Operating Costs) shall be initially estimated at the sum of Fifteen Thousand Five Hundred and 00/100 ($15,500.00) DOLLARS, which sum, commencing as of the Part A Commencement Date, shall be paid monthly, on the first day of each month.

         b. At such time as the Part A Premises and Part B Premises shall be included in the Demised Premises, the initial monthly additional rent charges for Tenant's Proportionate Share of Real Estate Taxes, water and sewer charges, Common Area Charges and insurance costs (hereinafter together referred to as operating Costs) shall be initially estimated at the sum of Seventeen Thousand Five Hundred and 00/100 ($17,500.00) DOLLARS, which sum, commencing as of the Part B Commencement Date, shall be paid monthly, on the first day of each month.

         6. Repair and maintenance

         Paragraph 11 of the Lease shall be amended so that responsibility for the roof of the Additional Premises shall belong to Tenant, unless Tenant shall employ Avon Maintenance to install a new roof on the Additional Premises of like kind and quality as Landlord installed on the original Premises and unless a roof guarantee is obtained by Tenant on substantially the same terms and conditions as the existing roof guarantee for the Original Premises in which case Landlord should be responsible in accordance with the terms of paragraph 11 of the Lease.

         7. Landlord's Right to Make Improvements. Paragraph 20 of the Lease is hereby deleted.

         8. Security. Tenant shall, upon execution of this Second Amendment to Lease, pay to Landlord as security for the full and faithful performance of the obligations of Tenant to be performed by Tenant pursuant to this Lease additionally, the sum of TWO HUNDRED FIFTY THOUSAND ($250,000.00) DOLLARS ("Security"). Said sum shall be returned without interest to the Tenant, at the rate of FIFTY THOUSAND ($50,000.00) DOLLARS per year and credited against rent for the months of January 1999, January 2000, January 2001, January 2002 and January 2003, provided that the Tenant shall not then be in default of the terms, covenants and conditions an its part to be performed. The return of the additional Security Deposit shall be personally guaranteed by Lawrence S. Berger.

         9. Brokers

         a. Tenant and Landlord represent and warrant that neither they nor any of their employees or agents have acted so as to entitle any brokers to a commission in connection with this Second Amendment to Lease except Weichert Commercial Realtors. Landlord shall pay Weichert Commercial Realtors in accordance with a separate commission agreement.

         b. In the event Tenant or Landlord shall have breached their representations and warranties set forth in paragraph 9a above, the breaching party covenants and agrees to indemnify and hold the other harmless against any claim asserted by any broker, or by anyone else with whom they dealt, for any compensation in bringing about this transaction and to reimburse the non-breaching party for any costs or expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the non-breaching party in defending against claims made against non-breaching party for any such compensation.

         10. Tax Liens. Paragraph 31 shall be deleted.

         11. Additional Payment by Tenant. Tenant shall pay Landlord the sum of THREE HUNDRED FIFTY THOUSAND ($350,000.00) in the manner hereinafter set forth which shall be Tenant's net contribution for the items set forth on Exhibit D hereof, after deducting Landlord's contribution for items set forth on Exhibit D.

  The manner of payment shall be as follows:

               Previously paid                                 $ 50,000.00
               On completion of footings
                  For Second Lobby                             $100,000.00
               On completion of steel
                  For Second Lobby                             $ 50,000.00
               On Completion of roof
                  For Second Lobby                             $ 50,000.00
               On Tenant's occupying any
               portion of Phase E as shown
               on plan attached as
                  Exhibit E                                    S100,Q00,00
                                                               -----------
                      TOTAL                                    $350,000.00

         12. Tenant's Additional Remedies for Failure of Landlord to Complete Work Required for a Certificate of Occupancy for Phases B, C and D. Tenant is concerned that Landlord's failure to complete work that Landlord is required to perform for the Additional Premises will interfere with Tenant's ability to obtain a Certificate of Occupancy for Phases B, C and D of the Original Premises as shown on Exhibit E attached hereto. Landlord agrees that in the event that such a situation arises, Tenant shall notify Landlord of which such work is not completed, and Landlord shall have twenty (20) business days to complete said work. If Landlord shall not complete said work within such time, Tenant shall have the right, by written notice to Landlord given within five (5) business days of the expiration of said twenty (20) business day period, time being of the essence, to instruct Landlord not to do such work and upon the timely receipt of such notice, Landlord shall no longer be obligated to do such work and Tenant shall thereafter be obligated to do such work. Tenant's failure to so timely notify Landlord shall be deemed a waiver of Tenant's right to so elect. Tenant shall be entitled to deduct the reasonable cost of doing such work from the next rent due Landlord. In any such event, Tenant's fixed rent for any portion of the space in Phases B, C and D which Tenant cannot occupy because of Landlord's failure to complete Landlord's work shall abate from the date Tenant is unable to obtain such Certificate of Occupancy until such time as Tenant shall be able to occupy such space. In the event Tenant elects to do such work, Tenant agrees to immediately commence and diligently pursue the completion of such work.

         13. Land Swap. Landlord has, with Tenant's agreement, arranged with Atlantic Development and its affiliated entities (hereafter "Atlantic") to exchange a portion of the land which is part of the Property for a parcel of land owned by Atlantic. At such time as the land swap is completed, the Property shall no longer include the parcel of land to be conveyed by Landlord and shall include the parcel of land to be conveyed to Landlord by Atlantic.

         14. Rent Commencement. The Rent Commencement Date for the Original Premises shall be agreed to be November 22, 1997.

         15. Paragraph 7 of the Lease shall be amended to provide that Tenant shall be responsible for all snow removal for the Demises Premises, including any sanding and/or salting.

         16. Paragraph 29a. of the Lease is deleted.

         17. The number twenty five thousand (25,000) square feet in Subparagraph 18c(l) shall be increased to thirty thousand (30,000) square feet; the number fifty thousand (50,000) square feet in subparagraph 18c(2) shall be increased to sixty thousand (60,000) square feet; and the number one hundred thousand (100,000) square feet in subparagraph 18c(3) and (4) shall be increased to one hundred twenty five thousand (125,000) square feet.

         18. This Amendment is only intended to modify and amend those provisions of the Lease as specified in this Amendment, and, except as specified herein, all of the terms and conditions of the Lease, as previously amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                           LANDLORD:

                           WARREN HI-TECH CENTER, L.P.
                           BY UNITED STATES LAND RESOURCES, L.P.,
                               General Partner
                               BY UNITED STATES REALTY RESOURCES, INC.,
                               General Partner

                                   By:_____________________________
                                      LAWRENCE S. BERGER, President



                           TENANT:

                           ANADIGICS, INC.



                           BY:____________________________________



                           AS TO PARAGRAPH 8 HEREOF



                           --------------------------------------
                           LAWRENCE S. BERGER

                                  [FLOOR PLAN]

                                   EXHIBIT A

                                    EXHIBIT B

                             LANDLORD'S PART A WORK

         Tenant accepts Part A of the Additional Premises in an "as-is" condition except that Landlord shall do the following work:

         1. Remove existing roof and deck materials which Tenant acknowledges as completed.

         2. Install new roof J-Joists as shown on plans S-6 and S-8 attached hereto as Exhibit E, which Tenant acknowledges as completed.

         3. Remove curb on floor and patch concrete, which Tenant acknowledges as completed.

         4. Fill in basement areas which Tenant acknowledge as completed.

         5. Remove all piping and equipment which Tenant acknowledges is complete except for pipes not level to floor.

         6. Remove tile and fixtures and pipe in bathroom which Tenant acknowledges is completed.

         7. Remove outside block wall and replace block columns with steel columns, which Tenant acknowledges as completed.

         8. Re-skin exterior of Building as shown on plans A-12 and A-13 dated 4/15/97, as revised 4/22/97, attached hereto as Exhibit F.

         Tenant shall be responsible for all roof drains to and including the point of tie into Landlord's existing sleeves and any other roof drains which Tenant wishes to install. Landlord shall be responsible for all roof drainage once it leaves the Building.

                                    EXHIBIT C
                             LANDLORD'S PART B WORK

         1. Construct new Building as is shown on plan A-16 dated 5/21/97, as revised 8/2/97, attached hereto as Exhibit G.

         2. Remove roof and deck on portion of Building shown on plan A-16 dated 5/21/97, as revised 8/2/97, attached hereto as Exhibit G.

         3. Fill in all basement areas.

         4. Remove chimney which Tenant acknowledges is complete.

         5. Re-skin Building as shown on plan A-17 dated 4/23/97, revised 8/2/97, attached hereto as exhibit II.

         Tenant shall be responsible for all roof drains to and including the point of tie into Landlord's existing sleeves and any other roof drains which Tenant wishes to install. Landlord shall be responsible for all roof drainage once it leaves the Building.

                                    EXHIBIT D

                     WORK FOR WHICH TENANT MADE CONTRIBUTION

1.     Survey
2.     Ramp
3.     P.I.V.
4.     Gate valves
5.     Remobilization
6.     Dirt moving
7.     New Drainage Pond*
a.     Footings and fire wall
9.     Second Lobby (as described on Exhibit I attached hereto)
10.    Fire hydrant
11.    Additional contribution required for Technology Drive.
12.    Additional engineering for Technology Drive
13.    Additional landscaping for Technology Drive

*To the extent that Atlantic Development or any of its affiliated entities makes a contribution for the Drainage Pond in lieu of taking the 6.8 CFS of flow previously agreed to, Landlord and Tenant shall divide any such sum 50/50.

                    WORK FOR WHICH LANDLORD MADE CONTRIBUTION

1.     Additional insulation
2.     Electric salvage
3.     Repair required after roof drain installation

                                    EXHIBIT I

         Landlord shall complete the following work on the Second Lobby at Landlord's cost and expense in accordance with plans of Vatche Simonian, Inc. dated July 3, 1997:

         1. Construct footings necessary to hold steel for Second Lobby.

         2. Pour slab and finish interior and exterior lobby walks with 4"x8"x2" brick pavers.

         3. Provide and erect steel to hold lobby roof.

         4. Provide and install lobby roof.

         5. Finish west wall of lobby with spandrel glass panels to match existing exterior spandrel panels.

         6. Construct east wall of lobby with cement blocks, wall finished by Tenant.

         7. Provide and install glass end walls of lobby and exterior doors to lobby on north and south elevations.